Exhibit 99.1

The ONE Group Reports Fourth Quarter and Full Year 2024 Financial Results

Quarterly and Annual Revenue Increased 146.7% and 102.3%, Respectively

Denver, CO – (BUSINESS WIRE) – March 10, 2025 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the fourth quarter and full year ended December 31, 2024.

Highlights for the fourth quarter 2024 compared to the same quarter in 2023 are as follows (the prior year quarter excludes any contribution from the acquisition of Benihana Inc. which closed in May 2024):

●	Total GAAP revenues increased 146.7% to $221.9 million from $89.9 million;
●	Consolidated comparable sales* decreased 4.3%;
●	Operating income increased 158.9% to $12.8 million from $4.9 million and includes $3.7 million in transition, transaction and integration expenses associated with the acquisition of Benihana and RA Sushi;
●	Restaurant Operating Profit** increased 143.7% to $40.1 million from $16.5 million;
●	GAAP net loss available to common stockholders was $5.4 million, or $0.18 net loss per share ($0.03 adjusted net loss per share)***, compared to GAAP net income available to common stockholders of $4.6 million, or $0.15 per share ($0.17 adjusted net income per share)***
●	Adjusted EBITDA**** attributable to The ONE Group Hospitality, Inc. increased 147.6% to $30.3 million from $12.2 million.

Highlights for the full year 2024 compared to 2023 are as follows (the prior year excludes any contribution from the acquisition of Benihana Inc. which closed in May 2024):

●	Total GAAP revenues increased 102.3% to $673.3 million from $332.8 million;
●	Consolidated comparable sales* decreased 6.8%;
●	Operating income increased 15.9% to $10.8 million from $9.3 million and includes $23.0 million in transition, transaction and integration expenses associated with the acquisition of Benihana and RA Sushi;
●	Restaurant Operating Profit** increased 115% to $108.3 million from $50.4 million;
●	GAAP net loss available to common stockholders was $35.0 million, or $1.12 net loss per share ($0.28 adjusted net loss per share)***, compared to GAAP net income available to common stockholders of $4.7 million, or $0.15 per share ($0.18 adjusted net income per share)***
●	Adjusted EBITDA**** attributable to The ONE Group Hospitality, Inc. increased 129.3% to $75.2 million from $32.8 million.

“We were pleased that annual revenue and adjusted EBITDA reached the higher end of our guided ranges. These achievements were due to a sequentially stronger fourth quarter characterized by our best comparable sales of the year, positive transactions at STK, and improved sales performance at Benihana fueled by our new initiatives. For both the full year and recent quarter, adjusted EBITDA growth exceeded top-line growth, showcasing our capability to achieve greater profitability through the elimination of duplicate administrative costs, supply chain synergies, and tight cost management within our preexisting business. By year-end 2026, we intend to capture $20 million in total savings across these three areas,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

“This year, we will open five to seven venues, beginning with an owned Benihana in San Mateo, California this month. Our development plans consist of opening owned, managed, and licensed restaurants and we believe this combination enables us to prioritize operating / free cash flow generation, promotes balance sheet flexibility, and maximizes shareholder returns," Hilario concluded.

*Comparable sales represent total U.S. food and beverage sales at owned and managed units, a non-GAAP financial measure, opened for at least a full 24-months. This measure includes total revenue from our owned and managed locations. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions and new restaurant openings. Refer to the reconciliation of GAAP revenue to total food and beverage sales at owned and managed units in this press release.

**We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. Restaurant Operating Profit has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Operating income to Restaurant Operating Profit in this press release.

***We define adjusted net income / (loss) available to common stockholders as net income / (loss) to common stockholders before transaction and exit expenses, transition and integration expenses, non-cash rent during the pre-opening period, other non-recurring costs and the income tax effect of any adjustments. Adjusted net income / (loss) available to common stockholders has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of net (loss) / income available to common stockholders to adjusted net income / (loss) to common stockholders in this press release.

****We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, non-recurring gains and losses, stock-based compensation, transaction and exit costs and transition and integration expenses. Starting in Q3 2024, pre-opening expenses are no longer deducted from Adjusted EBITDA. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net Income to Adjusted EBITDA in this press release.

Restaurant Development

In 2024, we opened six restaurants.

Owned STK in Washington DC	March 2024
Owned RA Sushi in Plantation, Florida	July 2024
Owned Kona Grill in Tigard, Oregon	September 2024
Owned STK in Aventura, Florida	October 2024
Owned Salt Water Social in Denver, Colorado	November 2024
Managed STK in Niagara Falls, Ontario	November 2024

We intend to add five to seven venues in 2025, including asset light development of managed and licensed STKs and Kona Grills and franchised Benihanas.

In March 2025, we will open an owned Benihana in San Mateo, California. There are also currently three venues under construction in the following cities:

●	Owned STK in Los Angeles, California (re-location);
●	Owned STK in Topanga, California; and
●	Owned Kona Grill in Seattle, Washington.

Liquidity and Share Repurchase Program

As of December 31, 2024, we held $38.1 million in cash and short-term credit card receivables and had $33.6 million available under our revolving credit facility. Under the current conditions, our credit facility does not have any financial covenants.

In March 2024, our Board of Directors authorized a $5 million share repurchase program. There was no share repurchase activity during the fourth quarter of 2024.

2025 Targets

As of January 1, 2025, we will report financial information on a fiscal quarter basis using four 13-week quarters with the addition of a 53rd week when necessary. For 2025, our fiscal calendar begins on January 1, 2025 and ends on December 28, 2025 and our first quarter will have 89 days.

Financial Results and Other Select Data US$s in millions	Q1 2025 Guidance March 30, 2025	2025 Guidance December 28, 2025
Total GAAP revenues	$200 to $205	$835 to $870
Consolidated comparable sales	-4% to -3%	-3% to 1%
Managed, license and franchise fee revenues	$3.5 to $4	$15 to $16
Total owned operating expenses as a percentage of owned restaurant net revenue	Approx. 83.0%	83.5% to 82.2%
Consolidated total G&A, excluding stock-based compensation	Approx. $11	Approx. $47
Consolidated Adjusted EBITDA*	$24 to $26	$95 to $115
Consolidated restaurant pre-opening expenses	$1.5 to $2	$7 to $8
Consolidated effective income tax rate		Approx. 7.5%
Consolidated total capital expenditures, net of allowances received by landlords		$45 to $50
Consolidated number of new system-wide venues	1-2 new venues	5-7 new venues

*We have not reconciled guidance for Consolidated Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Tyler Loy, Chief Financial Officer, will host a conference call and webcast today at 4:30 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 412-542-4186. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 10196501. The replay will be available until Thursday, March 20, 2025.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events.”

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is an international restaurant company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
●	Benihana, an interactive dining destination with highly skilled chefs preparing food right in front of guests and served in an energetic atmosphere alongside fresh sushi and innovative cocktails. The Company franchises Benihanas in the U.S., Caribbean, Central America, and South America.
●	Kona Grill, a polished casual, bar-centric grill concept with restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	RA Sushi, a Japanese cuisine concept that offers a fun-filled, bar-forward, upbeat, and vibrant dining atmosphere with restaurants in the U.S. anchored by creative sushi, inventive drinks, and outstanding service.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Non-GAAP Definition Changes

We have evolved our definition of non-GAAP financial measures starting in Q3 2024. We use certain non-GAAP measures in analyzing operating performance and believe that the presentation of these measures provides investors and analysts with information that is beneficial to gaining an understanding of the Company's financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP.

We exclude items management does not consider in the evaluation of its ongoing core operating performance from adjusted net income, adjusted net income / (loss) per share, and Adjusted EBITDA. Starting in Q3 2024, we no longer deduct pre-opening expenses from Adjusted EBITDA. Reconciliations of these non-GAAP measures are included under “Reconciliation of Non-GAAP Measures” in this press release.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including with respect to the impact of the Benihana Inc. acquisition, restaurant openings and 2025 financial targets. Forward-looking statements may be identified by the use of words such as “target,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) our ability to integrate the new or acquired restaurants into our operations without disruptions to operations; (2) our ability to capture anticipated synergies; (3) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (4)factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (5) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (6) changes in applicable laws or regulations; (7) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; (8) the impact of actual and potential changes in immigration policies and the imposition of tariffs, including increases in food prices and inflation and potential labor shortages, and (9) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Seth Grugle

(646) 277-1272

seth.grugle@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

in thousands, except earnings per share and related share information)

	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
Revenues:	(unaudited)	(unaudited)
Owned restaurant net revenue	$217,799	$85,165	$658,915	$317,366
Management, license, franchise and incentive fee revenue	4,081	4,772	14,429	15,403
Total revenues	221,880	89,937	673,344	332,769
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	44,323	19,426	138,794	75,727
Owned restaurant operating expenses	133,334	49,266	411,798	191,250
Total owned operating expenses	177,657	68,692	550,592	266,977
General and administrative (including stock-based compensation of $1,584, $1,234, $6,017 and $5,032 for the three and twelve months ended December 31, 2024 and 2023, respectively)	13,229	7,947	44,170	30,751
Depreciation and amortization	11,395	4,770	34,096	15,664
Transition and integration expenses	3,613	—	13,681	—
Pre-opening expenses	1,960	2,850	9,488	8,855
Transaction and exit costs	127	207	9,326	207
Lease termination expenses	1,096	—	1,096	—
Other expenses	46	543	124	1,021
Total costs and expenses	209,123	85,009	662,573	323,475
Operating income	12,757	4,928	10,771	9,294
Other expenses, net:
Interest expense, net of interest income	10,487	1,927	31,109	7,028
Loss on early debt extinguishment	—	—	4,149	—
Total other expenses, net	10,487	1,927	35,258	7,028
Income (loss) before benefit for income taxes	2,270	3,001	(24,487)	2,266
Provision (benefit) for income taxes	346	(1,533)	(7,834)	(1,760)
Net income (loss)	1,924	4,534	(16,653)	4,026
Less: net loss attributable to noncontrolling interest	(140)	(109)	(829)	(692)
Net income (loss) attributable to The ONE Group Hospitality, Inc.	$2,064	$4,643	$(15,824)	$4,718
Series A Preferred Stock paid-in-kind dividend and accretion	(7,479)	—	(19,142)	—
Net (loss) income available to common stockholders	$(5,415)	$4,643	$(34,966)	$4,718

Net (loss) income attributable to The ONE Group Hospitality, Inc. per share:
Basic (loss) net income per share	$(0.18)	$0.15	$(1.12)	$0.15
Diluted (loss) net income per share	$(0.18)	$0.15	$(1.12)	$0.15

Shares used in computing basic (loss) income per share	30,850,443	31,249,833	31,154,765	31,556,437
Shares used in computing diluted (loss) income per share	30,850,443	31,689,332	31,154,765	32,287,864

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
Revenues:
Owned restaurant net revenue	98.2%	94.7%	97.9%	95.4%
Management, license, franchise and incentive fee revenue	1.8%	5.3%	2.1%	4.6%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	20.4%	22.8%	21.1%	23.9%
Owned restaurant operating expenses (1)	61.2%	57.8%	62.5%	60.3%
Total owned operating expenses (1)	81.6%	80.7%	83.6%	84.1%
General and administrative (including stock-based compensation of 0.7%, 1.4%, 0.9% and 1.5% for the three and twelve months ended December 31, 2024 and 2023, respectively)	6.0%	8.8%	6.6%	9.2%
Depreciation and amortization	5.1%	5.3%	5.1%	4.7%
Transition and integration expenses	1.6%	—%	2.0%	—%
Pre-opening expenses	0.9%	3.2%	1.4%	2.7%
Transaction and exit costs	0.1%	0.2%	1.4%	0.1%
Lease termination expenses	0.5%	—%	0.2%	—%
Other expenses	0.0%	0.6%	0.0%	0.3%
Total costs and expenses	94.3%	94.5%	98.4%	97.2%
Operating income	5.7%	5.5%	1.6%	2.8%
Other expenses, net:
Interest expense, net of interest income	4.7%	2.1%	4.6%	2.1%
Loss on early debt extinguishment	—%	—%	0.6%	—%
Total other expenses, net	4.7%	2.1%	5.2%	2.1%
Income (loss) before benefit for income taxes	1.0%	3.3%	(3.6)%	0.7%
Provision (benefit) for income taxes	0.2%	(1.7)%	(1.2)%	(0.5)%
Net income (loss)	0.9%	5.0%	(2.5)%	1.2%
Less: net loss attributable to noncontrolling interest	(0.1)%	(0.1)%	(0.1)%	(0.2)%
Net income (loss) attributable to The ONE Group Hospitality, Inc.	0.9%	5.2%	(2.4)%	1.4%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	December 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$27,576	$21,047
Credit card receivable	10,477	7,234
Restricted cash and cash equivalents	499	—
Accounts receivable	12,294	10,030
Inventory	11,318	6,184
Other current assets	6,786	1,809
Due from related parties	376	376
Total current assets	69,326	46,680

Property and equipment, net	276,120	139,908
Operating lease right-of-use assets	260,204	95,075
Goodwill	155,783	—
Intangibles, net	133,111	15,306
Deferred tax assets, net	53,682	14,757
Other assets	9,030	4,636
Security deposits	2,097	883
Total assets	$959,353	$317,245

LIABILITIES, SERIES A PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,883	$19,089
Accrued payroll expenses	23,897	5,655
Accrued expenses	48,339	22,678
Current portion of operating lease liabilities	14,998	6,897
Deferred gift card revenue and other	6,540	2,077
Current portion of long-term debt	6,125	1,500
Other current liabilities	313	266
Total current liabilities	131,095	58,162

Long-term debt, net of current portion, unamortized discount and debt issuance costs	328,110	70,410
Operating lease liabilities, net of current portion	291,785	120,481
Other long-term liabilities	5,758	832
Total liabilities	756,748	249,885

Commitments and contingencies (Note 17)

Series A preferred stock, $0.0001 par value, 160,000 shares authorized; 160,000 issued and outstanding at December 31, 2024 and 0 issued and outstanding at December 31, 2023	158,085	—

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 33,994,140 issued and 31,037,843 outstanding at December 31, 2024 and 33,560,428 shares issued and 31,283,975 outstanding at December 31, 2023	3	3
Preferred stock, other than Series A preferred stock, $0.0001 par value, 9,840,000 shares authorized; no shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	—	—
Treasury stock, at cost, 3,019,654 shares at December 31, 2024 and 2,276,453 shares at December 31, 2023	(18,202)	(15,051)
Additional paid-in capital	68,392	58,270
Retained earnings	—	28,884
Accumulated other comprehensive loss	(3,028)	(2,930)
Total stockholders’ equity	47,165	69,176
Noncontrolling interests	(2,645)	(1,816)
Total stockholders' equity	44,520	67,360
Total liabilities, Series A preferred stock and stockholders' equity	$959,353	$317,245

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA, Restaurant Operating Profit and adjusted net income / (loss) to available to common stockholders.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$217,799	$85,165	$658,915	$317,366
Management, license, franchise and incentive fee revenue	4,081	4,772	14,429	15,403
GAAP revenues	$221,880	$89,937	$673,344	$332,769

Food and beverage sales from managed units (1)	35,448	29,805	127,924	119,024

Total food and beverage sales at owned and managed units	$253,247	$114,970	$786,839	$436,390

(1)Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly and annual Same Store Sales measure for 2023 and 2024:

	2023 vs. 2022					2024 vs. 2023
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
US STK Owned Restaurants	1.0%	(10.1)%	(7.8)%	(6.5)%	(6.0)%	(6.0)%	(11.9)%	(11.4)%	(5.0)%	(8.3)%
US STK Managed Restaurants	15.4%	2.5%	0.7%	0.7%	4.9%	(8.6)%	(7.4)%	(10.3)%	(12.2)%	(9.5)%
US STK Total Restaurants	5.3%	(6.8)%	(5.5)%	(4.6)%	(3.0)%	(6.8)%	(10.6)%	(11.1)%	(6.9)%	(8.7)%
Benihana Owned Restaurants							(1.0)%	(4.2)%	(0.2)%	(1.8)%
Grill Concept Owned Restaurants	(4.3%)	(1.5)%	1.1%	(3.9)%	(2.2)%	(9.7)%	(13.0)%	(17.0)%	(11.7)%	(13.2)%
Combined Same Store Sales	1.6%	(4.7)%	(3.0)%	(4.3)%	(2.7)%	(7.9)%	(7.0)%	(8.8)%	(4.3)%	(6.8)%

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, non-recurring gains and losses, stock-based compensation, certain transactional and exit costs and transition and integration expenses. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
Net income (loss) attributable to The ONE Group Hospitality, Inc.	$2,064	$4,643	$(15,824)	$ 4,718
Net loss attributable to noncontrolling interest	(140)	(109)	(829)	(692)
Net income (loss)	1,924	4,534	(16,653)	4,026
Interest expense, net of interest income	10,487	1,927	31,109	7,028
Provision (benefit) for income taxes	346	(1,533)	(7,834)	(1,760)
Depreciation and amortization	11,395	4,770	34,096	15,664
EBITDA	24,152	9,698	40,718	24,958
Stock-based compensation	1,585	1,234	6,017	5,032
Transaction and exit costs	127	207	9,326	207
Transition and integration expenses	3,613	—	13,681	—
Lease termination expense (1)	1,096	—	1,096	—
Non-cash rent (2)	(341)	544	(338)	1,228
Loss on debt extinguishment	—	—	4,149	—
Other expenses	46	543	124	1,021
Adjusted EBITDA	30,278	12,226	74,773	32,446
Adjusted EBITDA attributable to noncontrolling interest	(29)	(13)	(416)	(339)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$30,307	$12,239	$75,189	$ 32,785

(1)	Lease termination expense are costs associated with closed, abandoned and disputed locations or leases.
(2)	Non-cash rent expense is included in owned restaurant operating expenses, pre-opening expenses and general and administrative expense on the consolidated statements of operations.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Net (loss) income attributable to The ONE Group Hospitality, Inc.	$2,606	$568	$(3,098)	$4,643	$(2,069)	$(6,929)	$(8,890)
Net loss attributable to noncontrolling interest	(276)	(152)	(155)	(109)	(361)	(163)	(165)
Net loss	2,330	416	(3,253)	4,534	(2,430)	(7,092)	(9,055)
Interest expense, net	1,787	1,642	1,673	1,927	2,078	7,865	10,679
Benefit for income taxes	161	(13)	(375)	(1,533)	(268)	(3,268)	(4,644)
Depreciation and amortization	3,656	3,506	3,732	4,770	5,260	8,025	9,416
EBITDA	7,934	5,551	1,777	9,698	4,640	5,530	6,396
Stock-based compensation	1,320	1,234	1,244	1,234	1,358	1,495	1,580
Transaction and exit costs	—	—	—	207	1,523	6,826	850
Transition and integration expenses	—	—	—	—	—	3,794	6,274
Non-cash rent expense (1)	173	234	273	544	93	(93)	2
Loss on early debt extinguishment	—	—	—	—	—	4,149	—
Other expenses	157	195	128	543	32	0	46
Adjusted EBITDA	9,584	7,214	3,422	12,226	7,646	21,701	15,149
Adjusted EBITDA attributable to noncontrolling interest	(189)	(65)	(72)	(13)	(262)	(71)	(54)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$9,773	$7,279	$3,494	$12,239	$7,908	$21,772	$15,203

(1)	Non-cash rent expense is included in owned restaurant operating expenses, pre-opening expenses and general and administrative expense on the consolidated statements of operations.

Restaurant Operating Profit. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses.

We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating income to Restaurant Operating Profit for the periods indicated (in thousands):

	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
Operating income as reported	$12,757	$4,928	$10,771	$9,294
Management, license and incentive fee revenue	(4,081)	(4,772)	(14,429)	(15,403)
General and administrative	13,229	7,947	44,170	30,751
Depreciation and amortization	11,395	4,770	34,096	15,664
Transaction and exit costs	127	207	9,326	207
Transition and integration expenses	3,613	—	13,681	—
Pre-opening expenses	1,960	2,850	9,488	8,885
Lease termination expenses	1,096		1,096	—
Other expenses	46	543	124	1,021
Restaurant Operating Profit	$40,142	$16,473	$108,323	$50,389
Restaurant Operating Profit as a percentage of owned restaurant net revenue	18.4%	19.3%	16.4%	15.9%

Restaurant Operating Profit by component is as follows (in thousands):

	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
STK restaurant operating profit (Company owned)	$11,337	$12,547	$38,106	$38,531
STK restaurant operating profit (Company owned) as a percentage of STK revenue (Company owned)	19.2%	24.5%	18.6%	20.9%
Benihana restaurant operating profit (Company owned)	$25,155	$—	$59,597	$—
Benihana restaurant operating profit (Company owned) as a percentage of Benihana revenue (Company owned)(1)	21.8%	—	20.1%	—
Grill Concepts restaurant operating profit	$2,909	$4,117	$11,180	$12,134
Grill Concepts restaurant operating profit as a percentage of Grill Concepts revenue	11.6%	12.2%	8.1%	10.4%
Non-core restaurant operating profit	$(473)	$0	$(1,764)	$171
Non-core restaurant operating profit as a percentage of Non-core revenue	(2.7)%	0.0%	(10.1)%	1.1%

(1)	When adjusted for Benihana gift card revenue shown in the other segment in our segment reporting, the Benihana restaurant operating profit as a percentage of Benihana revenue increased 320 basis points from 19.4% for the pro forma three months ended December 31, 2023 to 22.6% for the three months ended December 31, 2024.

Adjusted Net Income / (Loss) Available to Common Stockholders. We define adjusted net income / (loss) to available to common stockholders as net income before transaction and exit costs, transition and integration expenses, lease termination expenses, one-time stock-based compensation, non-recurring costs and the income tax effect of any adjustments.

We believe that adjusted net income / (loss) to available to common stockholders is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain one-time expenses that are not reflective of the underlying business performance. Adjusted net income / (loss) to available to common stockholders is included in this press release because it is a key metric used by management, and we believe that it provides useful information facilitating performance comparisons from period to period. Adjusted net income / (loss) to available to common stockholders has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
Net (loss) income available to common stockholders as reported	$(5,415)	$4,643	$(34,966)	$4,718
Adjustments:
Transaction and exit costs	127	207	9,326	207
Transition and integration expenses	3,613	—	13,681	—
Lease termination expense	1,096	—	1,096	—
Loss on early debt extinguishment	—	—	4,149	—
Other expenses	46	543	124	1,021
Adjusted net (loss) income before income taxes	(533)	5,393	(6,590)	5,946
Income tax effect on adjustments(1)	(366)	(120)	(2,128)	(249)
Adjusted net (loss) income available to common stockholders as reported	$(899)	$5,273	$(8,718)	$5,697

Adjusted net income per share: Basic	$(0.03)	$0.17	$(0.28)	$0.18
Adjusted net income per share: Diluted	$(0.03)	$0.17	$(0.28)	$0.18

Shares used in computing basic (loss) income per share	30,850,443	31,249,833	31,154,765	31,556,437
Shares used in computing diluted (loss) income per share	30,850,443	31,689,332	31,154,765	32,287,864

(1)	Reflects the tax expense associated with the adjustments for the three and twelve months ended December 31, 2024, and December 31, 2023. The Company uses its estimated normalized annual tax rate.